Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report  March 12, 1999
               (Date of earliest event reported)



              MidAmerican Energy Holdings Company
     (Exact name of registrant as specified in its charter)



    Iowa                     0-25551               94-2213782
(State of other          (Commission File        (IRS Employer
 jurisdiction of             Number)           Identification No.)
 incorporation)



 666 Grand Avenue Des Moines, Iowa                 50309
(Address of principal executive offices)          Zip Code




Registrant's Telephone Number, including area code:    (515) 242-4300




                              N/A
 (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On March 12, 1999, the Registrant announced that CalEnergy Company, Inc. (the Registrant's predecessor) had reincorporated in Iowa by merging with and into the Registrant and changed its name to MidAmerican Energy Holdings Company. At the same time, the Registrant also announced that it had closed the acquisition of MidAmerican Energy Holdings Company, which has been renamed MHC, Inc. ("MHC"), through a merger of an indirect subsidiary of the Registrant with and into MHC. In the merger, each share of MHC common stock was exchanged for cash consideration of $27.15 per share for a total cash consideration of approximately $2.42
billion.   The merger consideration was funded in part with the
net proceeds of an offering of debt securities by MidAmerican Funding, LLC, a subsidiary of the Registrant, which offering closed on March 11, 1999. The balance of the consideration was funded through an equity contribution from the Registrant using cash on hand, which included approximately $930 million in net proceeds from the sale of its debt securities in September and November 1998 and proceeds from the sale of 50% of its interests in its qualifying facility projects in February and March 1999. A copy of the press release issued by the Registrant is attached hereto as Exhibit 1 and incorporated by reference herein.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities
Litigation  Reform Act of 1995 ("Reform Act").   Such  statements
are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations
regarding  the  future results of operations of  Registrant.   In
connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations,
including   development   uncertainty,   operating   uncertainty,
acquisition uncertainty, uncertainties relating to doing business
outside   of   the  United  States,  uncertainties  relating   to
geothermal  resources,  uncertainties relating  to  domestic  and
international  (and  in  particular,  Indonesian)  economic   and
political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation
and  competition.   Reference is made to all of the  Registrant's
SEC Filings, including the Proxy Statement and the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by
reference,  for  a  description of  such  factors.   The  Company
assumes no responsibility to update forward-looking information contained herein.

Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated March 12, 1999

     The required financial statements and proforma financial information will be filed at a later date as part of an amendment to this Form 8-K.

                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MidAmerican Energy Holdings Company



By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant Secretary and
                                   Assistant General Counsel





Dated: March 29, 1999

EXHIBIT 1


             CalEnergy and MidAmerican Close Merger


FOR IMMEDIATE RELEASE

OMAHA, NEBRASKA and DES MOINES, IOWA, March 12, 1999 ---
CalEnergy Company, Inc. ("CalEnergy") (NYSE: CE; PCX and London) and MidAmerican Energy Holdings Company ("MidAmerican Energy")
(NYSE: MEC) have combined to form a new fast-growing competitive energy company following the closing today of CalEnergy's acquisition of MidAmerican Energy.

CalEnergy has reincorporated in Iowa under its new name, MidAmerican Energy Holdings Company ("MidAmerican" or the
"Company"), becoming the state's largest publicly traded company based on combined 1998 revenues of $4.62 billion. As of Monday, March 15, 1999, the Company stock will trade under the `MEC' symbol.

"We  are  extremely  excited to launch  the  new  MidAmerican,  a company which is uniquely positioned for growth in the deregulating global energy markets," said David L. Sokol,
Chairman and Chief Executive Officer of the Company. "Today marks a crucial milestone in our quest to become a leading global provider of a full range of energy services. Through the merger we've nearly doubled our generating capacity and gained access to retail markets in the United States. We will strengthen our focus on delivering the best possible service to our customers and to increasing operating efficiencies as we continue to grow our core businesses. The completion of this merger is good news for our customers, our shareholders, employees and communities worldwide."

Highlights of the new MidAmerican include:

"    Serves 3.37 million customers worldwide
  (2.15 million electricity customers and 1.22 million natural gas customers)
"    Has $11 billion in assets and $4.62 billion in total 1998
  combined revenues
"    Owns interests in 10,000 megawatts of total generating
  capacity through 41 generating facilities worldwide
"    Employs 9,700 people throughout the world
"    Primary subsidiary operations include:
- Northern Electric and Gas, a rapidly growing U.K. utility with experience in a deregulated energy market;
- MidAmerican Energy, a Midwestern U.S. utility serving customers in Illinois, Iowa, Nebraska and South Dakota;
- CalEnergy, the entity under which independent power production facilities and non-regulated businesses are developed;
- MidAmerican Realty Services, the second largest real estate brokerage organization in the U.S. with operations in seven states.


                             -more-

MidAmerican Energy Holdings Company
March 12, 1999
Page -2-


To complete the transaction, CalEnergy paid $27.15 for each outstanding common share of MidAmerican Energy stock, for a total of approximately $2.45 billion. A pro-rated dividend for the period commencing March 1, 1999 and ending March 11, 1999 of approximately 3.59 cents per share will be paid to shareholders of record of the former MidAmerican Energy as of March 12, 1999. The dividend will be processed and mailed to all shareholders of the former company during the next several weeks.

The Company will be headquartered in Des Moines, Iowa with the office of the Chairman and Chief Executive Officer remaining in Omaha, Nebraska (former headquarters of CalEnergy) to focus on strategic planning, mergers and acquisitions and global development.

The new President and Chief Operating Officer, Gregory E. Abel, will be based in Des Moines, along with the Company's Senior Vice President and General Counsel, John Rasmussen, and Senior Vice President and Chief Financial Officer, Alan Wells. Stanley Bright will serve as Vice Chairman of the Board and a member of its Executive Committee.

Greg Abel, President and Chief Operating Officer of MidAmerican said, "Since the merger was first announced last August, we have been pleased with the accomplishments the companies have achieved. Of particular note, we are on schedule with our planned development of a 500 megawatt gas-fired generating facility near the Quad Cities of Iowa and Illinois. This project is part of our long-term strategy to aggressively compete in the upper Midwest."

Underscoring MidAmerican's commitment to the communities in which it operates, the Company also announced today that it will implement `Global Days of Service,' an innovative community relations program that encourages volunteer work by MidAmerican employees in their home communities around the world.
MidAmerican has pledged $250,000 to be shared among the various charitable organizations for which the employees volunteer. This new program supplements the more than $3.5 million in annual contributions the Company already donates around the world.

"With our Global Days of Service initiative," Chairman Sokol said, "We want to encourage our employees to become more involved with helping others, and also want to recognize the many active employee volunteers who already give so much back to the communities we serve."

MidAmerican will officially launch its Global Days of Service program in April as part of National Volunteer month. From April 12, 1999 through April 12, 2000, any MidAmerican employee who volunteers personal time for a not-for-profit or charitable organization can apply to MidAmerican for a cash donation. The size of the donation will depend on the number of hours invested by the employee and the number of organizations served, and the contributions will be split evenly among the organizations from the $250,000 pool MidAmerican has set aside for the program.


                             -more-

MidAmerican Energy Holdings Company
March 12, 1999
Page -3-


The Company has also adopted a new Shareholder Rights Plan, which will take effect immediately following completion of the Merger and Reincorporation transactions, and has declared a dividend thereunder of one preferred share purchase right (a "Right") for each outstanding share of the Company's Common Stock. The new Rights Plan has terms and conditions that are substantially the same as those contained in the previous CalEnergy shareholder rights plan, and provides that the Rights will first become exercisable under certain circumstances involving the acquisition of beneficial ownership of 20% or more of the Company's Common Stock or the commencement or announcement of a tender offer or exchange offer for 30% or more of the Common Stock. The Rights have the effect of making a change of control which is not approved by the Company's Board more difficult. The Rights dividend is payable on March 15, 1999 to Company shareholders of record on that date.

MidAmerican Energy Holdings Company, headquartered in Des Moines, Iowa, USA, has more than 9,700 employees and is the largest publicly traded company in Iowa. Through its retail utility subsidiaries, MidAmerican Energy in the U.S. and Northern Electric in the U.K., the Company provides electric service to
2.15 million customers and natural gas service to 1.22 million customers worldwide. Through CalEnergy, the Company's independent power production and non-regulated business subsidiaries and MidAmerican Energy's utility operations, MidAmerican manages and owns interests in approximately 10,000 net megawatts of diversified power generation facilities in operation, construction and development. Information about MidAmerican and its three principal subsidiary companies is available on the Internet at http://www.midamerican.com.

This press release contains forward-looking statements that are based on current expectations and involve a number of uncertainties. Reference is made to all of each company's SEC filings including CalEnergy's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such uncertainties.


MidAmerican Energy Holdings Company
Alan Wells, Senior Vice President and Chief Financial Officer,(515) 242-4008 Ron Giaier, Vice President, Investor Relations, (515) 242-4303
Patti McAtee, Vice President, Corporate Communications, (402) 341-4500
Kevin Waetke, Manager, Media Relations, (515) 281-2785


                              # # #